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                                                                    Exhibit 23.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

September 25, 2003





CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of CanWest Media Inc. and the additional registrants identified therein of our auditors' report dated November 1, 2002, except for note 18, which is as of April 3, 2003 and the revisions to notes 9 (b) and 20, which are as of June 6, 2003, relating to the financial statements of CanWest Media Inc., which appears in the Amended Annual Report on Form 20-F/A of CanWest Media Inc. We also consent to the incorporation by reference in such Registration Statement of our Comments by Auditors on Canada-U.S. Reporting Difference dated November 1, 2002, except as to note 18 which is as of December 18, 2002, which appears in the Amended Annual Report on Form 20-F/A of CanWest Media Inc. We also consent to the references to us under the heading "Independent Public Auditors" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

CHARTERED ACCOUNTANTS